Exhibit 10.70

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), is dated as of June 28, 2010, by and between Birch Branch, Inc., a Colorado company (the “Company”), and Wang Feng (the “Executive”).

WITNESSETH

WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1.          Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein. The Company agrees to fully cooperate with Executive in connection with the obtaining of work visas or other work permits as may be necessary for Executive to fulfill his responsibilities hereunder. Executive’s primary office location shall be in Anyang, but Executive shall be expected to perform many work-related duties in other locations in China and in the United States as well.

2.          Term. This Agreement shall commence on the date hereof (the “Commencement Date”) and terminate on the fifth anniversary thereof, unless sooner terminated as provided in Section 8 of this Agreement (the “Employment Period”).

3.          Position and Duties.

(a)         During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company and shall have such duties and responsibilities as are consistent with such office, and as otherwise may be prescribed by the Board of Directors of the Company (the “Board”) from time to time.

(b)         During the Employment Period, the Executive shall perform and discharge his duties and responsibilities well and faithfully and in accordance with the terms and conditions of this Agreement, and shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c)         During the Employment Period, unless otherwise approved by the Board, the Executive shall devote substantially all of his business time, attention and energy to performing his duties and responsibilities hereunder and shall have no other employment except by the affiliates of the Company and no other outside business activities whatsoever; provided, however, that the Executive shall not be precluded from making passive investments which do not require the devotion of any significant time or effort.

4.          Compensation.

(a)         Base Salary. In consideration for the Executive’s services hereunder, the Company shall pay the Executive a minimum annual salary (as the same shall be increased from time to time at the discretion of the Board, the “Base Salary”) of US$5270, payable in accordance with the customary payroll practices of the Company.

(b)         Discretionary Bonus. In addition to the Base Salary, the Executive shall be eligible to receive discretionary bonuses at times and in amounts to be determined by the Board, or if the Board organizes a compensation committee, such committee (the “Committee”) (excluding the Executive if he is then a member of the Committee), in its sole discretion. This bonus, if any, shall be subject to all applicable tax and payroll withholdings.

(c)         Stock Option Grants.  If the Board decides to adopt an employees stock option plan, the Board may in its sole discretion, award certain number of options or other securities to the Executive.

(d)         Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company’s policies applicable to executives of the Company. In addition, the Executive will be subject to the Company’s tax equalization policy. A hypothetical income tax, defined as the home-country income tax the Executive would have incurred under United States tax laws, will be withheld from the Executive’s salary each pay period. There will be a tax settlement prepared on an annual basis by the Company’s outside tax consultant for the purpose of comparing the Executive’s hypothetical withholding to the Executive’s actual hypothetical liability for that year.

5.          Benefits. During the Employment Period, the Company shall provide the Executive with the following benefits (which may be grossed up as required):

(a)         Medical, Health and Social Insurance Benefits. The Company shall at its own expense provide the Executive and his eligible dependents with the medical, health and social insurance coverage provided by the Company generally to its executives or at the Executive’s option in an annual amount not to exceed US$5270. Nothing herein shall prevent the Company from amending and/or terminating the coverages and/or plans described in this Section 5(a); provided, however, that such amendment and/or termination is applicable generally to the Executives of the Company.

(b)         Disability and Accident Insurance Benefits. Provided that (i) the Executive is and remains insurable; (ii) the Executive is and remains eligible for coverage under either a group insurance policy maintained by the Company or its affiliates, as determined by the insurance underwriter designated by the Company, based upon an individual in good health and such other factors, including, but not limited to, age, gender and income; and (iii) the Executive shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all documents, applications, instruments, assurances or acts (including but not limited to physical examinations), as may be necessary to obtain such insurance coverage, the Company shall provide the Executive with long term disability insurance coverage from the underwriter providing for “lifetime” disability benefits in an amount to be determined by the Board. In the event the underwriter offers the Executive (x) such coverage at a cost in excess of the standard rate, or (y) insurance coverage providing reduced benefits, the Executive may, at his option, pay the excess cost to obtain the insurance coverage or accept the disability insurance coverage with reduced benefits. Under no circumstances will the Company have any liability for the excess cost or resulting from the inability to obtain full benefits.

(c)         Liability Insurance. The Executive shall be provided with the liability insurance coverage generally provided to officers and managers of the Company. However, the Company shall not be required to obtain such coverage. Notwithstanding the foregoing, the Company agrees to indemnify the Executive against all costs, damages and expenses, including attorneys’ fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive’s lawful acts as an Executive of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by the Executive to be in the Company’s best interests. Any counsel employed to defend the Executive in any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable. It is the intent of the parties that the obligation imposed by this paragraph will survive the termination of this Agreement.

(d)         Life Insurance Benefits. Provided that (i) the Executive is and remains insurable; (ii) the Executive is and remains eligible for coverage under either a group insurance policy maintained by the Company or its affiliates or an individual insurance policy in either case at a cost to the Company no greater than the standard rate, as determined by the insurance underwriter designated by the Company, based upon an individual in good health and such other factors, including, but not limited to, age, gender and income; and (iii) the Executive shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all documents, applications, instruments, assurances or acts (including but not limited to physical examinations), as may be necessary to obtain such insurance coverage, the Company shall provide the Executive with life insurance in an amount to be determined by the Board.

(e)         Other Benefits. The Company shall make available to the Executive any and all other Executive or fringe benefits (in accordance with their terms and conditions) which the Company may make available to its other Executives, including tax filing preparation services for the first year in an amount not to exceed US$1464.

6.         Vacation. The Executive shall be entitled to paid vacation during each full calendar year of the Employment Period of a duration provided by the Company generally to its Executives (and a pro rata portion thereof for any portion of the Employment Period that is less than a full calendar year); provided, however, that no single vacation may exceed two consecutive weeks in duration.

7.         Termination. The employment of the Executive hereunder may be terminated prior to the expiration of the Employment Period in the manner described in this Section

(a)         Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

(b)         Termination upon Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereafter defined, upon fifteen (15) days’ prior notice to the Executive during the continuance of the Disability.

(c)         Termination by the Company Without Good Cause. The Company shall have the right to terminate the Executive’s employment hereunder without Good Cause (as such term is defined herein) by written notice to the Executive.

(d)         Termination by the Company for Good Cause. The Company shall have the right to terminate the employment of the Executive for Good Cause by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

(e)         Voluntary Resignation by the Executive. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined herein) by written notice to the Company.

(f)          Resignation by the Executive for Good Reason. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

(g)         Termination Date. The “Termination Date” is the date as of which the Executive’s employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

(h)         Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Disability” shall mean an inability by the Executive to perform a substantial portion of the Executive’s duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred twenty (120) days or more in any consecutive period of three hundred and sixty five (365) days, as determined by the Board in its good faith judgment.

(ii)          “Good Cause” as used herein, shall mean (A) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (B) conduct tending to bring the Company or any of its affiliates into substantial public disgrace or disrepute; (C) substantial and repeated failure to perform duties as reasonably directed by the Board; (D) gross negligence or willful misconduct with respect to the Company or any of its affiliates; or (E) any material misrepresentation by the Executive under this Agreement; provided, however, that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such Good Cause, as applicable, and such factors shall not have been cured by the Executive within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure.

(iii)         “Good Reason” means the occurrence of any of the following events:

(A)        the assignment to the Executive of any duties inconsistent in any material respect with the Executive’s then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive’s position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(B)         a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

(C)         any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement.

(D)         A Change in Control whereby:

(i)          A person (other than a person who is an officer or director of the Company on the Effective Date), including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes, or obtains the right to become, the beneficial owner of the Company’s securities having fifty one percent (51%) or more of the combined voting power of then outstanding securities of the Company;

(ii)         The Company consummates a merger in which it is not the surviving entity;

(iii)        All or substantially all of the Company’s assets are sold;

(iv)        The Company’s shareholders approve the dissolution or liquidation of the Company.

8.          Obligations of Company on Termination or Resignation. If you are terminated by the Company without Good Cause, if you resign from the Company for Good Reason, you will be entitled to receive as severance (a) the Base Salary for a period of twelve months, and (b) all options granted but not yet vested shall immediately vest and shall be exercisable.

9.           Covenants of the Executive.

(a)          Confidentiality.

(i)          The Executive recognizes that the Executive’s position with the Company is one of trust and confidence. The Executive acknowledges that, the Company has devoted substantial time and effort and resources to developing the Company’s business and clients, and that during the course of the Executive’s employment with the Company, the Executive will necessarily become acquainted with confidential information relating to the clients or potential clients (including names, addresses and telephone numbers) of the Company, and the Company’s investments or potential investments in and/or financings and/or potential financings to be provided to these clients or potential clients, and trade secrets, processes, methods of operation and other information, which the Company regards as confidential and in the nature of trade secrets (collectively, “Confidential Information”). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

(ii)         The Executive recognizes that because of the opportunities and support so provided to the Executive and because of Executive’s access to the Company’s Confidential Information, Executive would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Executive to be allowed to divulge any of the Confidential Information.

(iii)         The Executive covenants and agrees that the Executive will not, at any time during or after the termination of the Executive’s relationship with the Company, regardless of whether termination is initiated by either Executive or the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive’s duties for the Company. The Executive further covenants and agrees that the Executive shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive.

(iv)        The Executive agrees that, upon termination of the Executive’s employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company placed in the Executive’s custody or obtained by the Executive during the course of the Executive’s employment which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

(b)         Non-Competition. The Company is in the business of processing coal, manufacturing coke and the by-products of coke (the "Business"). Executive acknowledges that during his employment with the Company he will become familiar with trade secrets and other information relating to the Company and its Business, and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period, and for one (1) year thereafter (collectively, the “Non-Compete Period”), he will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which competes either directly or indirectly with the Company in the Business, in any market in which the Company is operating, or is considering operating at any given point in time during the Employment Period, or as of the end of the Employment Period if the Employment Period has ended. Nothing in this Section 9(b) will be deemed to prohibit the Executive from being a passive owner of less than 5% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation.

(c)         Work Product. The Executive agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company’s Business, or any business which the Company has taken significant action to pursue, and which are conceived, developed or made by the Executive during the Employment Period (any of the foregoing, hereinafter “Work Product”), belong to the Company. The Executive will promptly disclose all such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(d)         No Conflict. The Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

(e)         Enforcement.

(i)         The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive’s obligations under Sections 9(a) through (d) hereof. The Executive therefore agrees that the provisions of Sections 9(a) through (d) shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof.

 (ii)        If at any time any of the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive agrees that this Section 9 as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(iii)        The Executive agrees to cooperate with the Company, during the Employment Period and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as reasonably requested; provided, however, that the same does not materially interfere with his then current professional activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

10.        Indemnification. To the fullest extent permitted by law, including the Colorado Business Corporation Act and other relevant statutes, the Company will indemnify and hold harmless Executive against any actual action, suit or proceeding, whether civil, criminal, or administrative, arising by reason of Executive’s status as a director, officer, employee and/or agent of the Company or any of its affiliates during Executive’s employment or Executive’s status, if any, as a trustee or other fiduciary of any employee benefit plan sponsored by the Company or its affiliates. In addition, to the fullest extent permitted by law, the Company will pay or reimburse Executive for any costs and expenses, including reasonable attorney’s fees, Executive incurs arising from any claim as to which the Company is providing indemnification hereunder.

11.        Insurance. The Company may, for its own benefit, in it sole discretion, maintain “key-man” life and disability insurance policies covering the Executive. The Executive shall cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company’s obtaining and maintaining such policies.

12.        Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

13.        Successors and Assigns.

(a)         This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive’s rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

(b)         This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any entity succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

14.        Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

15.        Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by Arbitration by and in accordance with the Commercial Rules of the American Arbitration Association then in effect in accordance with the laws of the State of Delaware, and the judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having competent jurisdiction thereof. The award of the Arbitrator shall be final, non-appealable and binding upon the parties hereto and their respective successors and permitted assigns

16.        Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses as disclosed in the public disclosure of the Company, or to such other addresses furnished by notice given in accordance with this Section 16.

17.        Complete Understanding. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

18.        Modification; Waiver.

(a)         This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19.        Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words “herein,” “hereof,” “hereunder” and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

20.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

By:

Name:

Title:

(Signature): /s/ Wang Feng